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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                               -----------------



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  JUNE 2, 2003


                              SunTrust Banks, Inc.
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


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        Georgia                               001-08918                             58-1575035
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
(State of incorporation)                (Commission File Number)       (IRS Employer Identification No.)
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             303 Peachtree Street, N.E.                  30308
                  Atlanta, Georgia                      ---------
-----------------------------------------------         (Zip Code)
      (Address of principal executive offices)


        Registrant's telephone number, including area code: 404-588-7165



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ITEM 9.           REGULATION FD DISCLOSURE.

         The purpose of this Current Report on Form 8-K is to announce the effectiveness of the merger of Lighthouse Financial Services, Inc. with and into SunTrust Bank Holding Company, a wholly-owned subsidiary of SunTrust Banks, Inc.

         ATLANTA -- SunTrust Banks, Inc. (NYSE: STI) today completed its acquisition of Hilton Head Island, S.C.- based Lighthouse Financial Services, Inc.

         The previously announced $130 million purchase price was paid to Lighthouse shareholders in a combination of cash and SunTrust stock, which equates to approximately $42.80 for each outstanding share of Lighthouse common stock. Lighthouse stock is not publicly traded, and the company is owned by approximately 400 stockholders, primarily local residents.

         SunTrust will continue to operate the Lighthouse business under the Lighthouse name until the conversion of customer accounts in early 2004, at which time the name will change to SunTrust. Lighthouse will operate as a locally managed banking unit under the continuing leadership of current Lighthouse CEO Jerry Caldwell and President Terry Rohlfing. Organizationally, it is part of SunTrust's Central Group, which also includes the bank's operations in Georgia, Tennessee and Alabama. SunTrust reiterated its expectation that most of Lighthouse's approximately 170 employees will remain with the Company.

         "With formal completion of this transaction, all of us at Lighthouse are committed to bringing to our customers the benefits that come from being part of one of the nation's largest and strongest banking organizations," said Jerry Caldwell. "We remain focused on providing our customers with the superior service that they've come to expect, and our number one priority now is to ensure a smooth and seamless customer conversion."

         "We are pleased to enter this special market and be able to offer Lighthouse customers a broader range of investment and banking services through the same locally focused, experienced management team" said Jenner Wood, Chairman, President and CEO of SunTrust's Central Banking Group.

         SunTrust Banks, Inc., headquartered in Atlanta, Georgia, is one of the nation's largest commercial banking organizations. As of March 31, 2003, SunTrust had total assets of $120 billion and total deposits of $78 billion. The company operates through an extensive distribution network primarily in Florida, Georgia, Maryland, Tennessee, Virginia and the District of Columbia and also serves customers in selected markets nationally. Its primary businesses include deposit, credit, trust and investment services. Through various subsidiaries the company provides credit cards, mortgage banking, insurance, brokerage and capital markets services. SunTrust's Internet address is www.suntrust.com.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.


Date:  June 2, 2003                      SUNTRUST BANKS, INC.



                                         By:  /s/ Raymond D. Fortin
                                              ------------------------------
                                              Raymond D. Fortin
                                              Senior Vice President



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